FILED PURSUANT TO RULE 424(B)(7)

REGISTRATION NO.: 333-238633

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	337,827,171	$4.56	$1,540,491,899.76	$168,067.67

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee computed in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices for the common stock of Southwestern Energy Company on September 1, 2021, as reported on the New York Stock Exchange.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 16, 2021)

337,827,171 Shares

Common Stock

This prospectus supplement relates to the offer and sale, from time to time, of up to 337,827,171 shares of our common stock, $0.01 par value per share (our “common stock”), by the selling stockholders (the “selling stockholders”) identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus supplement. We will pay all expenses of the registration of our common stock and certain other expenses.

The registration of the offer and sale of shares of our common stock covered by this prospectus supplement satisfies certain contractual obligations and does not necessarily mean that the selling stockholders identified in this prospectus supplement will offer to sell any of the shares of common stock offered hereby.

The selling stockholders will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. The selling stockholders may sell these shares in one or more transactions (including one or more underwritten offerings) at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling stockholders determine from time to time. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SWN.” The last reported sales price of our common stock on the NYSE on September 1, 2021 was $4.70 per share.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021 and in the other documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 3, 2021.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-238633) with the Securities and Exchange Commission (the “SEC”) on May 22, 2020 as part of a “shelf” registration process and was amended by post-effective amendments filed with the SEC on August 18, 2020 and August 16, 2021. Under the shelf registration process, we may offer to sell debt securities, guarantees of debt securities, preferred or common stock and other securities, from time to time, in one or more offerings in an unlimited amount. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference, and any free writing prospectus that we may authorize to be delivered or made available to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered or made available to you or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than their respective dates or any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as the post-effective amendments thereto, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may authorize to be delivered or made available to you. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information—Incorporation by Reference.”

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the notes that are part of this offering have been sold or this offering has been terminated (other than information that is furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

•	Those portions of our Definitive Proxy Statement on Schedule 14A that was filed on April 8, 2021 and are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 29, 2021 and July 29, 2021, respectively;

•

Our Current Reports on Form 8-K filed on January  4, 2021 (Item 5.02 only), May  21, 2021, June  2, 2021, June  9, 2021, July  2, 2021, July  15, 2021 (Item 5.02 only), August  2, 2021, August  10, 2021, August  16, 2021, August  17, 2021, August  27, 2021, August  30, 2021 and September  1, 2021, and on Form 8-K/A filed on January 22, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August   3, 2006 and in Exhibit 4.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

Information that is furnished to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the related registration statement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to future events and anticipated results of operations and business strategies, statements regarding the Indigo Merger (as defined herein), including the anticipated benefits of the Indigo Merger, the anticipated impact of the Indigo Merger on Southwestern’s business and future financial and operating results, the expected amount and timing of synergies from the Indigo Merger, and the anticipated closing date for the Indigo Merger and other aspects of operations or operating results. All statements, other than statements of historical fact, included in this prospectus supplement that address activities, events or developments that Southwestern or Indigo expects, believes or anticipates will or may occur in the future are forward-looking statements. Words and phrases such as “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, Southwestern or Indigo expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond Southwestern’s and Indigo’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those included in this prospectus supplement. These include:

•

risks related to the Indigo Merger, including potential litigation relating to the Indigo Merger, and the effect of the consummation of the Indigo Merger on business relationships, operating results, employees, stakeholders and business generally of the parties;

•	our ability to realize the expected benefits from acquisitions, including the Montage Merger (as defined below) and the Indigo Merger (together, the “Mergers”);

•	costs in connection with the Mergers;

•	integration of operations and results subsequent to the Mergers;

•

the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic;

•	our ability to fund our planned capital investments;

•	a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate;

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19 or other diseases;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

S-iv

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing or other drilling and completing techniques, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather or power outages;

•	increased competition;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors included in this prospectus or in the reports we have filed and may file with the SEC that are incorporated by reference herein.

These and other risks and uncertainties are described under the “Risk Factors” section of this prospectus, and under Part 1, Item 1A., “Risk Factors” and elsewhere in Southwestern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Part 2, Item 1A., “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and Part 2, Item 1A., “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021. In addition, Southwestern may be subject to currently unforeseen risks that may have a materially adverse impact on it. For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information and Incorporation by Reference”.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus occur, or should underlying assumptions prove incorrect, Southwestern’s actual results and plans could differ materially from those expressed in any forward-looking statements. Southwestern specifically disclaims all responsibility to update publicly any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand this offering. You should read carefully the entire prospectus supplement, the accompanying prospectus, any free writing prospectus that we may authorize to be delivered or made available to you, and the documents incorporated by reference herein and therein for a more complete understanding of this offering. You should read “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 for more information about important risks that you should consider before making an investment in our common stock.

Southwestern Energy Company

Southwestern is an independent energy company engaged in natural gas, oil and natural gas liquids exploration, development and production, which we refer to as “E&P.” We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing.” We conduct most of our businesses through subsidiaries, and we currently operate exclusively in the lower 48 United States.

E&P. Our primary business is the exploration for, and production of, natural gas, oil and NGLs, with our ongoing operations focused on the development of unconventional natural gas reservoirs located in Pennsylvania, Ohio and West Virginia. Our operations in northeast Pennsylvania, which we refer to as “Northeast Appalachia,” are primarily focused on the unconventional natural gas reservoir known as the Marcellus Shale. Our operations in West Virginia, Ohio and southwest Pennsylvania, which we refer to as “Southwest Appalachia,” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and oil reservoirs. Collectively, we refer to our properties in Pennsylvania, Ohio and West Virginia as “Appalachia.” We also have drilling rigs located in Appalachia, and we provide certain oilfield products and services, principally serving our E&P operations through vertical integration.

On November 13, 2020, we closed on our Agreement and Plan of Merger with Montage Resources Corporation (“Montage”) pursuant to which Montage merged with and into Southwestern, with Southwestern continuing as the surviving company (the “Montage Merger”). The Montage Merger expanded our footprint in Appalachia by supplementing our Northeast Appalachia and Southwest Appalachia operations and by expanding our operations into Ohio.

Marketing. Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas, oil and NGLs primarily produced in our E&P operations.

Our Business Strategy

We aim to deliver sustainable and industry-leading returns through excellence in exploration and production and marketing performance from our extensive resource base and targeted expansion of our activities and assets along the hydrocarbon value chain. Our Company’s formula embodies our corporate philosophy and guides how we operate our business:

Our formula, “The Right People doing the Right Things, wisely investing the cash flow from our underlying Assets will create Value+,” also guides our business strategy. We always strive to attract and retain strong talent, to work safely and act ethically with unwavering vigilance for the environment and the communities in which we operate, and to creatively apply technical skills, which we believe will grow long-term value for our shareholders. The arrow in our formula is not a straight line: we acknowledge that factors may adversely affect quarter-by-quarter results, but the path over time points to value creation.

In applying these core principles, we concentrate on:

•

Financial Strength. We are committed to rigorously managing our balance sheet and financial risks. We budget and dynamically manage our operations in order to ensure that our investments do not exceed our net cash flow from operations (net of changes in working capital) in each calendar year, protect our projected cash flows through hedging and continue to maintain a strong balance sheet with ample liquidity.

•

Increasing Margins. We apply strong technical, operational, commercial and marketing skills to reduce costs, improve the productivity of our wells and pursue commercial arrangements to extract greater value. We believe our demonstrated ability to maximize margins, especially by leveraging the scale of our large assets, gives us a competitive advantage as we move into the future.

•

Exercising Capital Allocation Discipline. We continually assess market conditions in order to adjust our capital allocation decisions to maximize shareholder returns. This allocation process includes consideration of multiple alternatives including but not limited to the development of our natural gas and oil assets, strategic mergers or acquisitions, reducing debt and returning capital to our shareholders.

•

Operational Value Creation. We prepare an economic analysis for our drilling programs and other investments based upon the expected Internal Rate of Return. We target projects that generate the highest returns in excess of our cost of capital. This disciplined investment approach governs our investment decisions at all times, including low price commodity markets.

•

Dynamic Management of Assets Throughout Life Cycle. We own large-scale, long-life assets in various phases of development. In early stages, we ramp up development through technical, operational and commercial skills, and as they grow we look for ways to maximize their value through efficient operating practices along with applying our commercial and marketing expertise.

•

Deepening Our Inventory. We continue to expand the inventory of properties that we can develop profitably by converting our extensive resources into proved reserves, targeting additions whose productivity largely has been demonstrated and improving efficiencies in production.

•

The Hydrocarbon Value Chain. We believe that our vertical integration enhances our margins and provides us competitive advantages. For example, we own and operate drilling rigs and well stimulation equipment and have invested in a water transportation project in West Virginia. These activities provide operational flexibility, lower our well costs, minimize the risk associated with the lack of availability of these resources from third parties and capture additional value over time.

•

Technological Innovation. Our people constantly search for the next revolutionary technology and other operational advancements to capture greater value in unconventional hydrocarbon resource development. These developments—whether single, step-changing technologies or a combination of several incremental ones—can reduce finding and development costs and thus increase our margins.

•

Environmental Solutions and Policy Formation. We are a leader in identifying and implementing innovative solutions to unconventional hydrocarbon development to minimize the environmental and community impacts of our activities. We work extensively with governmental, non-governmental and industry stakeholders to develop responsible and cost-effective programs. We demonstrate that a company can operate responsibly and profitably, putting us in a better position to comply with new regulations as they evolve.

The Indigo Merger

On September 1, 2021 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among Southwestern, Ikon Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), Indigo Natural Resources LLC, a Delaware limited liability company (“Indigo”), and Ibis Unitholder Representative, LLC, solely in its capacity as the representative of the Holders (as defined in the Merger Agreement), Merger Sub merged with and into Indigo (the “Indigo Merger”), with Indigo surviving the Indigo Merger as a wholly-owned subsidiary of Southwestern. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Indigo Merger (the “Effective Time”), the Holders were paid aggregate consideration of $400 million in cash (subject to adjustment as provided in the Indigo Merger Agreement) and 337,827,171 shares of our common stock, which shares had an aggregate dollar value equal to $1.6 billion based on the volume weighted average sales price as traded on the New York Stock Exchange of such shares calculated for the thirty trading day period ending on May 28, 2021.

On the Closing Date, pursuant to the terms of the Merger Agreement, Southwestern and each selling stockholder entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things and subject to certain restrictions, Southwestern agreed to file with the SEC a prospectus supplement registering for resale the shares of common stock issued to the selling stockholders upon consummation of the Indigo Merger and to conduct certain underwritten offerings upon the request of certain stockholders.

Our Corporate Information

Southwestern Energy Company is a Delaware corporation. Our principal offices are located at 10000 Energy Drive, Spring, Texas 77389-4954 and our telephone number is (832) 796-1000. Our website is located at www.swn.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider all of the information in this prospectus supplement and each of the risks described below, as well as the risk factors discussed under the caption “Risk Factors” in Southwestern’s Annual Report on Form 10-K for the year ended December 31, 2020, and Southwestern’s subsequent Quarterly Reports on Form 10-Q, as applicable, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the documents incorporated by reference herein and therein when evaluating an investment in our common stock. Any of the following risks could materially and adversely affect Southwestern’s or Indigo’s businesses, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in or incorporated by reference into this prospectus supplement. To the extent the COVID-19 pandemic adversely affects Southwestern’s or Indigo’s businesses, operations, financial conditions and operating results, it may also have the effect of heightening many of such risks, such as those relating to Southwestern’s or Indigo’s level of indebtedness, Southwestern’s or Indigo’s need to generate sufficient cash flows to service such indebtedness, and Southwestern’s or Indigo’s ability to comply with the covenants contained in the agreements that govern our indebtedness. Although we believe we have identified and discussed below the material risks affecting Southwestern’s and Indigo’s businesses, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such businesses, financial conditions and results of operations in the future.

Risks Related to the Indigo Merger

Southwestern may be unable to successfully integrate Indigo’s business into its business or achieve the anticipated benefits of the Indigo Merger.

The success of the Indigo Merger will depend, in part, Southwestern’s ability to realize the anticipated benefits and cost savings from combining Southwestern’s and Indigo’s businesses, and there can be no assurance that Southwestern will be able to successfully integrate or otherwise realize the anticipated benefits of the Indigo Merger. Difficulties in integrating Southwestern and Indigo may result in the combined company performing differently than expected, in operational challenges, or in the failure to realize anticipated expense-related efficiencies. Potential difficulties that may be encountered in the integration process include, among others:

•	the inability to successfully integrate Indigo in a manner that permits the achievement of full revenue, expected cash flows and cost savings anticipated from the Indigo Merger;

•	not realizing anticipated operating synergies;

•	integrating personnel from Indigo and the loss of key employees;

•	potential unknown liabilities and unforeseen expenses or delays associated with the Indigo Merger;

•	integrating relationships with customers, vendors and business partners;

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Indigo Merger and integrating Indigo’s operations;

•	the impact of Southwestern’s recent acquisition of Montage Resources Corporation and continuing integration related to the acquisition; and

•	the disruption of, or the loss of momentum in, Southwestern’s ongoing business or inconsistencies in standards, controls, procedures and policies.

Southwestern’s ability to achieve the anticipated benefits of the Indigo Merger will depend in part upon whether it can integrate Indigo’s business into Southwestern’s existing business in an efficient and effective manner. Southwestern may not be able to accomplish this integration process successfully. The successful acquisition of producing properties, including those owned by Indigo, requires an assessment of several factors, including:

•	recoverable reserves;

•	future natural gas and oil prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs including access to water and potential environmental and other liabilities; and

•	regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Southwestern has performed a review of the subject properties that it believes to be generally consistent with industry practices. The review was based on Southwestern’s analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines. Data used in such review was furnished by Indigo or obtained from publicly available sources. Southwestern’s review may not reveal all existing or potential problems or permit Southwestern to fully assess the deficiencies and potential recoverable reserves for all of the acquired properties, and the reserves and production related to the assets and operations of Indigo may differ materially after such data is reviewed further by Southwestern. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, Indigo may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. Southwestern is often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, as is the case with certain liabilities associated with the assets and operations of Indigo, Southwestern is entitled to remedies for only certain environmental liabilities. Additionally, Southwestern will not have the ability to control operations with respect to the portion of the assets and operations of Indigo in which Indigo holds only a non-operating interest. The integration process may be subject to delays or changed circumstances, and Southwestern can’t give any assurances that the assets and operations of Indigo will perform in accordance with Southwestern’s expectations or that Southwestern’s expectations with respect to integration or cost savings as a result of the Indigo Merger will materialize.

The Indigo Merger and the other transactions contemplated by the Indigo Merger Agreement may trigger change in control or other provisions in certain agreements to which Indigo is a party, which may have an adverse impact on the combined company’s business and results of operations.

The Indigo Merger and the other transactions contemplated by the Indigo Merger Agreement may trigger change in control and other provisions in certain agreements to which Indigo is a party. For those agreements for which we and Indigo are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. We could require a significant amount of funds to make these repurchases and repayments. The foregoing or similar developments may have an adverse impact on the combined company’s business and results of operations.

Southwestern’s results may suffer if it does not effectively manage its expanded operations resulting from the Indigo Merger.

The Indigo Merger will cause the size of the Company’s business to increase significantly beyond its current size. Southwestern’s future success will depend, in part, on Southwestern’s ability to manage this expanded business, which poses numerous risks and uncertainties, including the need to integrate the operations and business of Indigo into Southwestern’s existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.

Southwestern may be exposed to additional commodity price risk as a result of the acquisition of Indigo’s upstream assets.

The prices for natural gas have historically been volatile, and Southwestern expects this volatility to continue in the future. The Indigo Merger may increase Southwestern’s exposure to these, or other, commodity price risks.

To mitigate its exposure to changes in commodity prices, Indigo hedges natural gas from time to time, primarily through the use of certain derivative commodity instruments. Southwestern will bear the economic impact of all of Indigo’s current hedges as a result of the Indigo Merger. Actual natural gas prices may differ from the Company’s expectations and, as a result, such hedges could have a negative impact on Southwestern’s business.

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

We will account for the Indigo Merger as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Indigo and its subsidiaries will be recorded, as of completion, at their respective fair values and added to ours. Our reported financial condition and results of operations for periods after completion of the Indigo Merger will reflect Indigo’s balances and results after completion of the Indigo Merger but will not be restated retroactively to reflect the historical financial position or results of operations of Indigo and its subsidiaries for periods prior to the Indigo Merger.

Under the acquisition method of accounting, the total purchase price will be allocated to Indigo’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Indigo Merger. The excess of the purchase price over those fair values, if any, will be recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

We will incur significant transaction costs in connection with the Indigo Merger.

We have incurred and are expecting to incur a number of non-recurring costs associated with the Indigo Merger, combining the operations of Indigo with ours and achieving desired synergies. These costs have been, and will continue to be substantial. The substantial majority of non-recurring expenses consisted of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance, and benefit costs. We also have incurred and will continue to incur costs related to formulating and implementing integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of Indigo’s assets, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

The unaudited pro forma condensed combined financial information and the pro forma reserves information incorporated by reference in this prospectus is presented for illustrative purposes only and may not be reflective of our operating results, financial condition or reserves. In addition, such information is subject to change.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Indigo Merger been completed on the dates indicated. Similarly, the pro forma reserves information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our reserves would have been had the Indigo Merger been completed on the dates indicated. Further, our actual results and financial position after the Indigo Merger may differ materially and adversely from the pro forma information that is included in this prospectus. The unaudited pro forma condensed combined financial information reflects adjustments based upon preliminary estimates of the fair value of the assets to be acquired and liabilities to be assumed.

In addition, it is possible that we may be required to make changes in the future to the pro forma condensed combined financial statements. Any such change or modifications could be significant.

Indigo is a private company, and therefore, Indigo’s financial statements are not prepared in accordance with the SEC requirements for public company financial statements.

Indigo is a private company and is not subject to the SEC financial reporting requirements. Indigo’s historical consolidated financial statements included in this prospectus are not prepared in accordance with SEC financial reporting requirements or public company accounting principles. Based on this, there may be information not included, which would be necessary to include in a public company’s historical consolidated financial statements. Accordingly, such information is subject to change. Any such change or modifications could be significant.

Our ability to utilize our U.S. net operating loss carryforwards to reduce future taxable income will be subject to various limitations under the Code.

Section 382 of the Code imposes a limitation on the ability of a corporation to utilize its net operating loss carryforwards (“NOLs”) upon the occurrence of an ownership change resulting from issuances of a corporation’s stock or the sale or exchange of such corporation’s stock by certain shareholders if, as a result, there is an aggregate change of more than 50% in the beneficial ownership of such corporation’s stock by such shareholders during any three-year period. We believe that the Indigo Merger will result in an ownership change with respect to us, which would trigger a limitation on our ability to utilize any of its historic loss carryforwards based on information currently available. The limitation with respect to such loss carryforwards generally would be equal to (i) the fair market value of our equity as of immediately prior to such ownership change multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax-exempt bonds during the month in which the ownership change occurs. In addition, the limitation would, under current law, be increased if there are recognized built-in gains during any post-change year, but only to the extent of any net unrealized built-in gains in our assets at the time of the ownership change. Any such limitation imposed on the ability to use such NOLs to offset future taxable income could cause us to pay U.S. federal income taxes earlier than it otherwise would if such limitations were not in effect and could cause certain of such NOLs to expire unused, thereby reducing or eliminating the benefit of such NOLs.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholders in this offering.

DESCRIPTION OF CAPITAL STOCK

On August 27, 2021, our shareholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 1,250,000,000 to 2,500,000,000. As of the date of this prospectus supplement, we are authorized to issue up to 2,500,000,000 shares of our common stock.

For a more detailed description of our capital stock, including our common stock, see “Description of Capital Stock” in the accompanying prospectus, the description of our common stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August 3, 2006 and in Exhibit 4.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2020, as well as any changes to such description included in a Form 8-K or amendment thereto filed after the date of this prospectus supplement and incorporated by reference herein.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale from time to time of up to a total of 337,827,171 shares of our common stock by the selling stockholders identified in this prospectus supplement, including the pledgees, donees, transferees or other successors in interest of the selling stockholders. The following table sets forth information with respect to the current beneficial ownership of the selling stockholders, the number of shares of common stock being offered hereby by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering, assuming all shares that may be offered from time to time by the selling stockholders pursuant to this prospectus supplement are sold.

The number of shares and percentages of beneficial ownership set forth below are based on beneficial ownership as provided by the selling stockholders to the Company and are calculated in accordance with applicable SEC rules and are based on 1,014,980,232 shares of our common stock issued and outstanding as of September 2, 2021.

The shares listed in the table below were received by the selling stockholders as part of the consideration for the Indigo Merger. The persons and entities listed under “Selling Stockholders” in the table below are party to the Registration Rights Agreement with us pursuant to which such parties and their respective permitted transferees have the right, in certain circumstances, to require us to register their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”), for sale into the public markets.

Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering (1)
Selling Stockholder	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
Martin Sustainable Resources, L.L.C.	48,302,772	4.8%	48,302,772	—	—
Yorktown Energy Partners X, LP	42,771,835	4.2%	42,771,835	—	—
Yorktown Energy Partners XI, LP	28,974,218	2.9%	28,974,218	—	—
Beland Energy (Louisiana) LLC	26,089,338	2.6%	26,089,338	—	—
TCP Indigo SPV LLC	23,110,539	2.3%	23,110,539	—	—
REP IR, L.P.	19,286,748	1.9%	19,286,748	—	—
Martin Family Minerals LLC	14,820,861	1.5%	14,820,861	—	—
RPSF IM, LP	13,825,814	1.4%	13,825,814	—	—
GSO Energy Select Opportunities Fund AIV-2 LP	13,239,583	1.3%	13,239,583	—	—
Yorktown Energy Partners VII, LP	12,347,887	1.2%	12,347,887	—	—
Yorktown Energy Partners VIII, L.P.	11,101,020	1.1%	11,101,020	—	—
William E. Pritchard III	10,006,706	1.0%	10,006,706	—	—
GSO IH Units Holdings LP	6,868,045	*	6,868,045	—	—
BTAS NQ Holdings LLC	6,025,119	*	6,025,119	—	—
Yorktown Energy Partners IX, LP	5,321,311	*	5,321,311	—	—
RPSF IMII, LP	5,169,172	*	5,169,172	—	—

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering (1)
Selling Stockholder	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
Ridgemont Equity Partners Energy Opportunity Fund, L.P.	4,664,578	*	4,664,578	—	—
REP IH II, L.P.	4,622,550	*	4,622,550	—	—
Crane III Investments, LP	4,505,783	*	4,505,783	—	—
Banc of America Capital Investors V, LP	4,022,122	*	4,022,122	—	—
Keith E. Jordan	2,866,856	*	2,866,856	—	—
GSO Energy Partners-A LP	2,719,301	*	2,719,301	—	—
GSO Energy Partners-D LP	2,387,232	*	2,387,232	—	—
George C. Francisco IV	2,111,346	*	2,111,346	—	—
Frederick E. Bakun	1,638,547	*	1,638,547	—	—
GSO Credit Alpha Fund AIV-2 LP	1,756,276	*	1,756,276	—	—
Rebecca Bayless	1,313,827	*	1,313,827	—	—
GSO Energy Partners-B LP	1,193,616	*	1,193,616	—	—
GSO Energy Partners-C LP	1,185,135	*	1,185,135	—	—
GSO Energy Partners-C II LP	1,161,389	*	1,161,389	—	—
Michael Winsor	1,052,121	*	1,052,121	—	—
Zachary Hart	1,046,748	*	1,046,748	—	—
Christopher Whitten	795,827	*	795,827	—	—
Marc Dellamea	687,357	*	687,357	—	—
GSO Aiguille des Grands Montets Fund II (IH Units) LP	702,510	*	702,510	—	—
Robert W. Hunt Jr.	529,403	*	529,403	—	—
GSO Palmetto Opportunistic Investment Partners LP	562,009	*	562,009	—	—
Pritchard Holdings, LP	446,244	*	446,244	—	—
All other selling stockholders (2)	8,595,426	*	8,595,426	—	—

*	Less than 1%.
(1)

Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus supplement.

(2)	Consists of selling stockholders not otherwise listed in this table that are registering for resale, in the aggregate, less than 1% of our common shares outstanding prior to this offering.

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares of common stock from time to time on any stock exchange or automated interdealer quotation system on which the shares of common stock are traded, in the over-the-counter market, in privately-negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders may, from time to time, sell, distribute or otherwise transfer the shares of common stock by one or more of the following methods, without limitation:

•

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus supplement;

•	a public auction by or through a broker-dealer;

•

an exchange distribution in accordance with the rules of any stock exchange on which the shares of common stock are listed or any automated inter-dealer quotation system on which the shares of common stock are traded;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in privately negotiated transactions;

•	in short sales, whether through a broker or dealer or itself;

•

through the writing of options on the shares of common stock, swaps or other derivatives, including warrants, exchangeable securities or forward delivery contracts, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

•

one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent;

•

pledges of the shares of common stock as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the shares of common stock;

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing methods or by any other legally available means.

A selling stockholder may also distribute any or all of the shares of common stock covered by this prospectus supplement to its members or other direct or indirect successor-in-interest to such selling stockholder who may from time to time effect sales or other distributions of the shares of common stock.

In the event that any such member or other direct or indirect successor-in-interest to the selling stockholders receives any such shares in such a distribution or other non-sale-related transfer after the date of this prospectus supplement, such member or other successor-in-interest may offer, sell, distribute or otherwise transfer such shares under this prospectus supplement and, in doing so, will be a “selling stockholder” for purposes of this prospectus supplement.

The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the shares of common stock. These brokers, dealers or underwriters may act as principals, or as an agent of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per security. If the broker-dealer is unable to sell shares of common stock acting as agent for the selling stockholders, it may purchase as principal any unsold shares of common stock at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares of common stock from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares of common stock are then listed or in over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares of common stock in accordance with Section 4(a)(1) of the Securities Act and in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus supplement, regardless of whether the shares of common stock are covered by this prospectus supplement.

In addition, the selling stockholders may, from time to time, sell the shares of common stock short or enter into derivative or hedging transactions with third parties, and, in those instances, this prospectus supplement and the accompanying prospectus may be delivered in connection with these transactions and the shares of common stock offered under this prospectus supplement may be used to cover short sales or close out any related positions resulting from these transactions.

The selling stockholders may also enter into derivative or hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares of common stock. The selling stockholders may also loan or pledge the shares of common stock offered hereby to a broker-dealer and the broker-dealer may sell the shares of common stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares of common stock offered hereby.

To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ shares of common stock being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares of common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of a selling stockholder’s shares of common stock, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares of common stock on different terms pursuant to another prospectus supplement. The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Southwestern Energy Company for the year ended December 31, 2020 and the audited historical financial statements of Indigo Natural Resources LLC included in Southwestern Energy Company’s Current Report on Form 8-K dated July 2, 2021 have been so incorporated in reliance on the reports (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Montage Resources Corporation because it was acquired by Southwestern Energy Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Montage Resources Corporation incorporated by reference in this prospectus supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

Estimates of Indigo Natural Resources LLC’s oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Dallas, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

PROSPECTUS

Southwestern Energy Company

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” On August 13, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $4.36 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the applicable prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. References in this prospectus to the “Subsidiary Guarantors” means one or more of our wholly owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

Our website is www.swn.com. Any references in this prospectus or any prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with making an investment in any securities.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or our other SEC filings and incorporated by reference herein. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

•	Those portions of our Definitive Proxy Statement on Schedule 14A that was filed on April 8, 2021 and are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 29, 2021 and July 29, 2021, respectively;

•

Our Current Reports on Form 8-K filed on January  4, 2021 (Item 5.02 only), May  21, 2021, June  2, 2021, June  9, 2021, July  2, 2021, July  15, 2021 (Item 5.02 only), August  2, 2021, August  10, 2021 and August 16, 2021 and on Form 8-K/A filed on January 22, 2021; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August  3, 2006 and in Exhibit 4.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389-4954

Attn. Investor Relations

(832) 796-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Southwestern is an independent energy company engaged in natural gas, oil and natural gas liquids (“NGLs”) exploration, development and production, which we refer to as “E&P.” We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing.” We conduct most of our businesses through subsidiaries, and we currently operate exclusively in the lower 48 United States.

E&P. Our primary business is the exploration for, and production of, natural gas, oil and NGLs, with our ongoing operations focused on the development of unconventional natural gas reservoirs located in Pennsylvania, Ohio and West Virginia. Our operations in northeast Pennsylvania, which we refer to as “Northeast Appalachia,” are primarily focused on the unconventional natural gas reservoir known as the Marcellus Shale. Our operations in West Virginia, Ohio and southwest Pennsylvania, which we refer to as “Southwest Appalachia,” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and oil reservoirs. Collectively, we refer to our properties in Pennsylvania, Ohio and West Virginia as “Appalachia.” We also have drilling rigs located in Appalachia, and we provide certain oilfield products and services, principally serving our E&P operations through vertical integration.

On November 13, 2020, we closed on our Agreement and Plan of Merger with Montage Resources Corporation (“Montage”) pursuant to which Montage merged with and into Southwestern, with Southwestern continuing as the surviving company (the “Montage Merger”). The Montage Merger expanded our footprint in Appalachia by supplementing our Northeast Appalachia and Southwest Appalachia operations and by expanding our operations into Ohio.

Marketing. Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas, oil and NGLs primarily produced in our E&P operations.

We filed our certificate of incorporation with the Secretary of State of Delaware on February 24, 2006.

Our principal executive offices are located at 1000 Energy Drive, Spring, Texas 77389-4954, and our telephone number is (832) 796-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than historical fact or present financial information, in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as may be required by law.

Forward-looking statements include the items identified in the preceding paragraph, information concerning possible or assumed future results of operations and other statements identified by words such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target” or similar words. Statements may be forward-looking even in the absence of these particular words.

You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect our operations, markets, products, services and prices and cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause our actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

•

the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”) (including regional basis differentials) and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 or other pandemic;

•	our ability to fund our planned capital investments;

•	a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate (“LIBOR”);

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19 or other diseases;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing or other drilling and completing techniques, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather or power outages;

•	increased competition;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors included in this prospectus or in the reports we have filed and may file with the SEC that are incorporated by reference herein.

For a more detailed description of the risks and uncertainties involved, see “Risk Factors” beginning on page 5 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

Should one or more of the risks or uncertainties described above or elsewhere occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to update publicly any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 1,250,000,000 shares of common stock, par value $0.01 per share.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

The following description is a summary of the material provisions of our common stock but does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should refer to our certificate of incorporation and bylaws for additional information.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We currently do not pay dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. All decisions regarding the declaration and payment of dividends and stock repurchases are at the discretion of our board of directors and will be evaluated regularly in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and any other factors that our board of directors deems relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable when issued.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our

•	certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•

our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

•

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and any guarantees of such debt securities by one or more Subsidiary Guarantors related thereto. When we offer to sell a particular series of debt securities and any related guarantees, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities and any related guarantees.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture to be entered into between us and Regions Bank, as trustee. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We have summarized select portions of the indenture below. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors, in an officer’s certificate or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	The title of the series;

•	The purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	The date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	The rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

•

The date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•

if, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to securities of the series;

•

under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Guarantees

To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be guaranteed by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under the applicable indenture. We will fully describe the terms of any of our debt securities in the applicable prospectus supplement relating to those debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 30 days after we file the same with the SEC, copies of the annual and quarterly reports, information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The indenture also provides that we will comply with the provisions of Section 314 of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture will provide that we may not consolidate with or merge into any other person or sell, lease or transfer all or substantially all of our assets (determined on a consolidated basis) to any person unless:

•

either (i) in the case of a consolidation or merger, we shall be the continuing or surviving person or (ii) the person formed by such consolidation or into which are merged or the person which acquires by conveyance or transfer the assets of the Company substantially as an entirety (the “successor company”) shall be a person formed, organized or existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a supplement to an indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and interest, if any, on all the debt securities and the performance or observance of every covenant of the indenture on the part of us to be performed or observed;

•	immediately after giving effect to such transaction, no event of default, and no default, shall have happened and be continuing; and

•

we or the successor company have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor entity formed by such consolidation or into which we are merged with or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture will provide that if an event of default (other than certain events of bankruptcy, insolvency and reorganization of us) shall have occurred with respect to a series of debt securities and be continuing and is known to the trustee, the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by written notice to us and the trustee, may declare the unpaid principal of (and premium, if any) and any accrued and unpaid interest on all the debt securities of the affected series to be immediately due and payable. Any such notice shall specify the event of default and that it is a “notice of acceleration.” If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization of us, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the debt securities shall ipso facto become immediately due and payable without further notice or action on the part of the trustee or any holder.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1) default for 30 or more days in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2) default in payment of principal, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise when and as due, or in the making of a mandatory sinking fund payment, if applicable, when and as due by the terms of the debt securities of that series;

(3) default for 90 days after written notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series (or in the indenture or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4) the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such indebtedness that is not so paid or that so accelerated, in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5) certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries;

(6) in the case where a security guarantor guarantees such debt securities, except as otherwise provided in the indenture, any security guarantee ceases to be in full force and effect, or any security guarantor denies or disaffirms its obligations under its security guarantee; and

(7) any other event of default provided with respect to debt securities of that series.

The indenture will provide that the trustee will, within 90 days after obtaining knowledge of a default with respect to the debt securities of the applicable series, give to the holders of the debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture will provide that the holders of a majority in outstanding principal amount of the debt securities of the applicable series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of the applicable series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of the applicable series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90 day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on the debt securities on or after the respective due dates expressed in the debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us or any security guarantors as permitted by the indenture or any supplement to the indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities, provided, however that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to add to the covenants of the Company or any security guarantor for the benefit of holders of all or any series of debt securities or to surrender any right or power conferred on us in the indenture;

•	to add any additional events of default with respect to all or any series of the debt securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights of any holder of such debt securities in any material respect;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to conform the text of the indenture, any security guarantees relating to the debt securities or the debt securities to any provision of the description thereof set forth in the prospectus or any related prospectus supplement relating to such debt securities to the extent that such provision in the prospectus or any related prospectus supplement relating to such debt securities was intended to be a substantially verbatim recitation of a provision of the indenture, the security guarantees relating to the debt securities or the debt securities, in each case, as determined in good faith by Southwestern (which intent will be established by an officer’s certificate Southwestern delivers to the trustee);

•

to correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under this indenture; provided, such actions shall not adversely affect the interests of any holder; or

•

to change or eliminate any of the provisions of the indenture; provided, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

•

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, the debt securities, or change the date on which any debt securities may be subject to redemption (provided that this shall not apply to changes in the notice period for redemptions), or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	make any debt securities payable in currency other than that stated in the debt securities;

•

make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the outstanding debt securities to waive defaults or events of default;

•

amend, change or modify in any material respect any obligations of the Company to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent any such change of control may be required under the terms of any series of debt securities;

•

in the case where a security guarantor guarantees such debt securities, eliminate or modify in any manner the obligations of a security guarantor with respect to its security guarantee which adversely affects holders in any material respect, except as expressly otherwise provided for in the indenture; or

•	change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Redemption

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.

The indenture will provide that no securities of a series of $2,000 of principal amount or less will be redeemed in part. If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of them called for redemption unless we default on payment of the redemption price.

We will give or cause the trustee (in the name and at the expense of us) to give notice of redemption to the holders of securities of any series to be redeemed as a whole or in part by giving notice of such redemption, not less than 15 days nor more than 60 days prior to the date fixed for redemption, to each holders of the securities to be redeemed at their last addresses as they shall appear in the security register or otherwise in accordance with the applicable procedures of the applicable depositary; provided, however, that redemption notices may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance of a series of securities pursuant to the indenture or a satisfaction and discharge of this Indenture. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. If the trustee does not give the redemption notice, we shall deliver a copy of the notice to the trustee. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail or pursuant to the applicable procedures of the applicable depositary, or any defect in the notice to the holder of any security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other security.

All notices of redemption shall state:

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the series of securities to be redeemed (including CUSIP, ISIN or other identifying numbers, although no representation need be made as to the accuracy or correctness of such CUSIP, ISIN or other identifying numbers);

•	the date fixed for redemption;

•	the redemption price (or the method by which it will be determined) and the amount of any accrued interest or premium, if any, payable upon redemption;

•	whether we are redeeming the outstanding securities of such series;

•

if we are not redeeming all outstanding securities of such series, the aggregate principal amount of securities that we are redeeming, the aggregate principal amount of securities that will be outstanding after the partial redemption and the identification of the particular securities, or portions of the particular securities, that we are redeeming;

•

if we are redeeming only part of a security, the notice that relates to that security shall state that on and after the redemption date, upon surrender of the security, the holder will receive without charge a new security or securities of authorized denominations for the principal amount of the security remaining unredeemed;

•	the place or places where a holder must surrender its securities for payment of the redemption price;

•	that payment will be made upon presentation and surrender of such securities;

•

that, upon satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in making such redemption payment, that interest accrued to the date fixed for redemption will be paid as specified in said notice; and

•	that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

Once notice of redemption is sent in accordance with the indenture, the securities called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price.

Defeasance

The indenture will provide that we will be discharged from any and all obligations in respect of the securities of any series (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on the debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any.

Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of (x) an opinion of counsel who is reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes and (y) an officer’s certificate meeting the requirements set forth in the indenture. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to the such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

Regions Bank will initially be the trustee under the indenture. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture will not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southwestern Energy Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Southwestern Energy Company for the year ended December 31, 2020 and the audited historical financial statements of Indigo Natural Resources LLC included in Southwestern Energy Company’s Current Report on Form 8-K dated July 2, 2021 have been so incorporated in reliance on the reports (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Montage Resources Corporation because it was acquired by Southwestern Energy Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Montage Resources Corporation incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in such matters.

Estimates of Indigo Natural Resources LLC’s oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Dallas, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

337,827,171 Shares

Common Stock

Southwestern Energy Company

Common Stock

PROSPECTUS SUPPLEMENT